UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 11, 2011

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

NACCO Industries, Inc. (the "Company") held its Annual Meeting of Stockholders on May 11, 2011.

The stockholders elected each of the following nine nominees to the Board of Directors for a one-year term:

DIRECTOR	VOTE FOR	VOTE WITHHELD	BROKER NON-VOTES
Owsley Brown II	21,715,850	174,646	288,692
Dennis W. LaBarre	19,281,565	2,608,931	288,692
Richard de J. Osborne	21,714,109	176,387	288,692
Alfred M. Rankin, Jr.	21,653,056	237,440	288,692
Michael E. Shannon	21,751,350	139,146	288,692
Britton T. Taplin	21,685,377	205,119	288,692
David F. Taplin	20,013,212	1,877,284	288,692
John F. Turben	21,743,138	147,358	288,692
Eugene Wong	21,723,465	167,031	288,692

The stockholders approved the NACCO Industries, Inc. Non-Employee Directors' Equity Compensation Plan (Amended and Restated Effective May 11, 2011):

For	21,762,179
Against	120,225
Abstain	8,092
Broker Non-Votes	288,692

The stockholders approved, on an advisory basis, the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and discussion:

For	21,061,497
Against	819,599
Abstain	9,400
Broker Non-Votes	288,692

The stockholders approved, on an advisory basis, a vote by the stockholders of the Company on the compensation of the Company's Named Executive Officers every three years:

1 Year	7,794,461
2 Years	42,381
3 Years	14,044,883
Abstain	8,771
Broker Non-Votes	288,692

After the stockholders meeting, the Directors met and considered the advisory vote on the frequency of the say on pay vote. They determined that given that they had originally recommended a three year vote and majority of the stockholders voted for a three year vote that the Company would hold a vote on compensation of the Named Executive Officers of the Company every three years until the next required vote on the frequency of such advisory vote of stockholders.

The stockholders confirmed the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of NACCO for the current fiscal year:

For	22,128,294
Against	50,006
Abstain	888

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 16, 2011		NACCO INDUSTRIES, INC.

		By:	/s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Vice President, General Counsel and Secretary